EXHIBIT 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                                      :
IN RE                                                 :     CHAPTER 11 CASE NO.
                                                      :
HEADWAY CORPORATE RESOURCES, INC.,                    :       03-14270 (ALG)
                                                      :
                                                      :
                     DEBTOR.                          :
                                                      :
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                    FINDINGS OF FACT, CONCLUSIONS OF LAW AND
             ORDER PURSUANT TO 11 U.S.C. SS.SS. 1129(A) AND (B) AND
        FED. R. BANKR. P. 3020 CONFIRMING DEBTOR'S PLAN OF REORGANIZATION
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                     The Debtor's Plan of Reorganization Under Chapter 11 of the
Bankruptcy Code, dated July 1, 2003 (the "Plan"), including the modifications made thereto as set forth at the Confirmation Hearing (as defined below) and approved by the Court, a copy of which is annexed hereto as Exhibit A,(1) having been filed with the Court by Headway Corporate Resources, Inc. ("Headway" or the "Debtor"); and Headway's Disclosure Statement Relating to Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated July 1, 2003 (the "Disclosure Statement"), having been approved by the Court after due notice and a hearing, and duly transmitted to holders of Claims and Equity Interests in compliance with the order of the Court dated August 8, 2003 (the "Disclosure Statement Order"), (i) approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, (ii) establishing a voting record date and solicitation and tabulation procedures, and (iii) providing for certain other relief; and a hearing having been held before the Court on September 16, 2003 to consider confirmation of the Plan (the "Confirmation Hearing"); and due notice of the Confirmation Hearing having been given to


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(1) All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
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holders of Claims against and Equity Interests in Headway and other parties in interest substantially in compliance with the Disclosure Statement Order, the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), as established by the affidavits of service, mailing and/or publication filed with the Court, and such notice being sufficient under the circumstances and no further notice being required; and upon the Affidavit of Philicia G. Levinson in Support of Confirmation, dated September 11, 2003, the Affidavit of Tal Sapeika Certifying the Ballots Accepting or Rejecting the Debtor's Plan of Reorganization Pursuant to Section 1125 of the Bankruptcy Code Dated July 1, 2003, dated September 11, 2003; and after consideration of the Debtor's Memorandum of Law in Support of Confirmation of the Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated July 1, 2003 (the "Confirmation Memorandum"); and the Court having considered all objections to confirmation of the Plan (the "Objections"), and the Objections having been withdrawn, resolved or otherwise overruled as set forth herein and in the record of the Confirmation Hearing; and the appearances and statements of all interested parties having been noted in the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing and all of the proceedings had before the Court, and after due deliberation and sufficient cause appearing therefor, it is hereby FOUND, DETERMINED, ORDERED, ADJUDGED, AND DECREED AS
FOLLOWS:
                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     ---------------------------------------

           A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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           B. Chapter 11 Petition. On July 1, 2003, Headway commenced with the
Court a voluntary case under chapter 11 of the Bankruptcy Code. Headway has operated its business and managed its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code.

           C. Jurisdiction, Venue, Core Proceeding (28 U.S.C. ss.ss. 157(b)(2), 1334(a)). The Court has jurisdiction over Headway's chapter 11 case and to confirm the Plan pursuant to 28 U.S.C. ss. 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b) and this Court has jurisdiction to enter a final order with respect thereto. Headway is an eligible debtor under section 109 of the Bankruptcy Code. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

           D. Judicial Notice. The Court takes judicial notice of the docket of Headway's chapter 11 case maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the chapter 11 case.

           E. Solicitation and Notice. The Plan, Disclosure Statement, the ballots for voting on the Plan (the "Ballots"), Disclosure Statement Order, and notice of the Disclosure Statement hearing and Confirmation Hearing were transmitted and served substantially in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. As described in, and as


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evidenced by (i) the Affidavit of Andrea Wilmer, evidencing the timely service of the Plan, Disclosure Statement, and related solicitation materials and (where applicable), notice of non-voting status, (ii) the Affidavit of Service of Innisfree M&A Incorporated, sworn to on September 2, 2003, evidencing the timely service of solicitation materials and notices of non-voting status to holders of Headway's common stock and (iii) the Affidavit of Bridgette Trykoski, sworn to on August 15, 2003, evidencing publication of notice of the Confirmation Hearing and the Deadlines on August 15, 2003 in The Wall Street Journal (National Edition) (all of the affidavits in clauses (i) through (iii) the "Confirmation Notice Affidavits"), the transmittal and service of the Plan, the Disclosure Statement, the Disclosure Statement Order, notice of the Confirmation Hearing and publication of notice of the Confirmation Hearing (all of the foregoing, the "Solicitation") was timely, adequate and sufficient under the circumstances.

           F. As is evidenced by the Confirmation Notice Affidavits, the transmittal and service of the Solicitation Materials (as defined in the Disclosure Statement Order) was adequate and sufficient under the circumstances, and all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in compliance with the Bankruptcy Code and the Bankruptcy Rules and consistent with the Disclosure Statement Order, and have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

           G. Voting. Votes to accept or reject the Plan have been solicited and tabulated in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.


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    COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE
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           H. Plan Compliance with the Bankruptcy Code (11 U.S.C. ss.
1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), the Plan is dated and identifies Headway as the plan proponent, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

           (i) Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)). In addition to Administrative Expense Claims and Priority Tax Claims, which need not be classified, Section 3 of the Plan classifies eight Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

           (ii) Specified Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)). Sections 4 and 5 of the Plan specify that Classes 1 and 3 are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

           (iii) Specified Treatment of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Sections 4 and 5 of the Plan designates Classes 2, 4, 5, 6, 7, and 8 as impaired and specifies the treatment of the Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

           (iv) No Discrimination (11 U.S.C. ss. 1123(a)(4)). The Plan provides for the same treatment by Headway for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.


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           (v) Implementation of the Plan (11 U.S.C. ss. 1123(a)(5)). The Plan
and the various documents and agreements set forth in the Plan of Reorganization Supplement provide adequate and proper means for the implementation of the Plan, including (i) the authorization of new securities, (ii) the cancellation of extinguished securities, (iii) the revesting of assets of Headway's Estate in Reorganized Headway, and (iv) the New Credit Agreement, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.


           (vi) Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. ss. 1123(a)(6)). The Restated Certificate of Incorporation prohibits the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

           (vii) Designation of Directors and Officers (11 U.S.C. ss. 1123(a)(7)). Sections 6.6(b) and (c) of the Plan contain provisions with respect to the manner of selection of directors and officers of Reorganized Headway that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

           (viii) Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

           (ix) Bankruptcy Rule 3016(a). The Plan is dated and identifies the entity submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).


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           I. Headway's Compliance with the Bankruptcy Code (11 U.S.C. ss.
1129(a)(2)). Headway has complied with the applicable provisions of the Bankruptcy Code. Specifically:

          (i) Headway is an eligible debtor under section 109 of the Bankruptcy Code;

          (ii) Headway has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

          (iii) Headway has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the ballots for voting under the Plan, and related documents and notices and in soliciting and tabulating the votes on the Plan.

           J. Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)). Headway has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. Headway's good faith is evident from the facts and record of this chapter 11 case, the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in this chapter 11 case. The Plan was proposed with the legitimate and honest purpose of maximizing the value of Headway's Estate and to effectuate a successful reorganization of Headway. The Plan was negotiated at arms' length among representatives of Headway, the Lenders, and the holders of Old Senior Subordinated Note Claims and their advisors. Further, the Plan's classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arms' length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for Headway's successful reorganization.


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           K. Payment for Services or Costs and Expenses (11 U.S.C. ss.
1129(a)(4)). Any payment made or to be made by Headway for services or for costs and expenses in connection with its chapter 11 case, or in connection with the Plan and incident to its chapter 11 case, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

           L. Directors, Officers, and Insiders (11 U.S.C. ss. 1129(a)(5)). Headway has complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of Headway after confirmation of the Plan have been fully disclosed, and the appointment to, or continuance in, such offices of such persons are consistent with the interests of holders of Claims against, and Equity Interests in, Headway and with public policy. The identity of any insider that will be employed or retained by Headway and the nature of such insider's compensation have also been fully disclosed.

           M. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). No governmental regulatory commission has jurisdiction, after confirmation of the Plan, over the rates of Headway. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in this Chapter 11 Case.

           N. Best Interest of Creditors (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Consummation Date, that is not less than the amount that such holder would receive or retain if Headway were liquidated under chapter 7 of the Bankruptcy Code on such date.


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
           O. Acceptance by Certain Classes (11 U.S.C. ss. 1129(a)(8)). Classes 1 and 3 of the Plan are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Classes 2 and 4 have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, and such Classes do not include insiders of Headway. Classes 5, 6, 7, and 8 are impaired by the Plan and are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) is not satisfied with respect to the deemed rejecting Classes identified above, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the deemed rejecting Classes identified above. Section 5.2 of the Plan contemplates non-consensual confirmation of the Plan.

           P. Treatment of Administrative Expense Claims, Tax Claims, and Other Priority Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Allowed Administrative Expense Claims pursuant to Section 2.1 of the Plan and Priority Non-Tax Claims pursuant to Section 4.1 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section 2.2 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

           Q. Acceptance By Impaired Classes (11 U.S.C. ss. 1129(a)(10)). Classes 2 and 4 voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.


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           R. Feasibility (11 U.S.C. ss. 1129(a)(11)). The evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of Headway being able to meet its financial obligations under the Plan and its business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized Headway, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

           S. Payment of Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Consummation Date pursuant to Section 14.1 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

           T. Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)).
Section 9.5 of the Plan provides except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of Headway, including Benefit Plans and programs subject to sections 1114 and 1129(a) (13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. Headway's obligations under such plans and programs shall survive confirmation of the Plan, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a) (13) of the Bankruptcy
Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.


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
           U. No Unfair Discrimination; Fair and Equitable (11 U.S.C. ss. 1129(b)). Classes 5, 6, 7, and 8 (collectively, the "Rejecting Classes") are deemed to have rejected the Plan. Based upon the Confirmation Memorandum and the evidence proffered, adduced, and presented by Headway at the Confirmation Hearing, the Plan does not discriminate unfairly with respect to Class 5 Claims. The distribution afforded to unsecured creditors in Class 4 and Class 5 differs for valid, reasonable and appropriate reasons, including: (i) the holders of Class 4 Claims, unlike Class 5 creditors, hold substantial guaranty claims against each of Headway's Non-Debtor Subsidiaries, (ii) the guarantees held by Class 4 creditors are being released in consideration for the distributions afforded to such Class under the Plan, and (iii) the releases of the guarantees has enabled Headway's Non-Debtor Subsidiaries to avoid filing for chapter 11 relief, which, in turn, preserves value for Headway's estate, helps Headway implement the Plan and enhances the future financial viability of the Non-Debtor Subsidiaries. The treatment of Class 4 and Class 5 was proposed in good faith. The Plan is fair and equitable with respect to the Rejecting Classes, as required by section 1129(b)(1) of the Bankruptcy Code, because no holder of any interest that is junior to the interest represented by the respective Rejecting Class will receive or retain any property under the Plan on account of such junior interest. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Classes 5, 6, 7, and 8.

           V. Principal Purpose of the Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

           W. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based on the record before the Court in this chapter 11 case, Headway, Reorganized Headway, the Lenders, the Agent, the holders of Old Senior Subordinated Note Claims, the holders of Old Preferred Stock Interests, the Old Warrants, the Old Indenture


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Trustee and the Disbursing Agent, and each of their respective members, officers, directors, agents, financial advisers, attorneys, employees, equity holders, partners, affiliates, and representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 7.11 of the Plan.

           X. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

           Y. Retention of Jurisdiction. The Court may properly, and upon the Consummation Date shall, retain jurisdiction over the matters set forth in
Section 13 of the Plan and section 1142 of the Bankruptcy Code.

                                     ORDER
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    ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

           1. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.


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           2. Notice of the Confirmation Hearing and Solicitation complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of Headway's chapter 11 case, and was in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules.

           3. The Plan, a copy of which is attached as Exhibit "A" hereto, and each of its provisions shall be, and hereby are, confirmed.

           4. All objections and responses to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing, shall be, and hereby are, overruled for the reasons stated on the record.

           5. Headway and Reorganized Headway shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan, including, without limitation, to execute and deliver the New Convertible Subordinated Note and the New Credit Agreement Documents and perform all obligations thereunder including payment of all fees and other amounts referred to therein.

           6. Pursuant to the appropriate provisions of applicable business corporation laws and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of Headway shall be required to authorize Headway to enter into, execute, deliver, file, adopt, amend, restate, consummate or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan. The consummation of the Plan and the execution, delivery and performance of the New Credit Agreement Documents and the New Convertible Subordinated Note shall not result in or constitute a fraudulent transfer under applicable federal and state laws with respect to Headway and its Non-Debtor Subsidiaries.


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           7. Reorganized Headway is authorized to issue the New Common Stock.
The Stockholders Agreement and each of the New Credit Agreement Documents and the New Convertible Subordinated Note will be, upon execution and delivery, legal, valid and binding obligations of Reorganized Headway and its Non-Debtor Subsidiaries and enforceable against Reorganized Headway and its Non-Debtor Subsidiaries in accordance with their respective terms. The liens and security interest to be granted by Reorganized Headway and the Non-Debtor Subsidiaries shall be deemed perfected, first priority liens on the Consummation Date, subject only to such liens as may be permitted under the New Credit Agreement Documents.

           8. Each professional and other entity requesting compensation or reimbursement of expenses pursuant to sections 330 and 503(b) of the Bankruptcy Code for services rendered up to the Confirmation Date (including compensation requested pursuant to subsection 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code by any professional or other entity for making a substantial contribution in Headway's chapter 11 case) shall file an application on or before October 15, 2003 for final allowance of compensation and reimbursement of expenses with the Court (a "Final Fee Application"), together with proof of service thereof, and shall serve such application on:


                                      OFFICE OF THE UNITED STATES TRUSTEE
                                      33 Whitehall Street, 21st Floor
                                      New York, New York  10004
                                      Attn:  Tracie Davis, Esq.

                                      O'MELVENY & MYERS LLP
                                      30 Rockefeller Plaza
                                      New York, NY 10122
                                      Attn:  Sandy Qusba, Esq.


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           A hearing on the Final Fee Applications shall be held on November 19,
2003 at 10:00 a.m. EST (the "Final Fee Hearing").

           9. Objections, if any, to any Final Fee Applications shall be filed with the Court, together with proof of service thereof, and served upon the applicant, the United States Trustee for the Southern District of New York and the attorneys for the prepetition Lenders, so as to be received not later than 4:00 p.m. EST on the date that is five business days prior to the Final Fee Hearing.

           10. To the extent that a release or other provision in the Plan constitutes a compromise of a controversy, this Confirmation Order shall constitute an order under Bankruptcy Rule 9019 approving such compromise.

           11. Other than enforcement of rights or distributions under the Plan or to any Cash previously distributed or to be distributed on account of an Allowed Claim and rights, remedies and privileges afforded to creditors under the agreements, documents and instruments executed and delivered under the Plan (including, without limitation, the New Credit Agreement Documents and the New Convertible Subordinated Note), as of the Consummation Date, no creditor shall have recourse against (i) Headway, (ii) Reorganized Headway, or (iii) any property of Headway or Reorganized Headway. As of the Consummation Date, the confirmation of the Plan shall (i) discharge the Debtor from any debt that arose before the Confirmation Date, any debt of the kind specified in sections 502(g),
(h) or (i) of the Bankruptcy Code, all Claims treated under the Plan, all contingent and unliquidated liabilities of every type and description to the fullest extent discharge of such liabilities is permitted under the Bankruptcy Code, and all other Claims against the Debtor or the Estate that were outstanding, accrued or existing, or might reasonably have been asserted, on or before the Confirmation Date, in each instance whether or not a proof of such


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Claim is filed or deemed filed, whether or not the holder of such Claim voted on the Plan and (ii) terminate all rights and interests of the holders of all Equity Interests in Headway. This Confirmation Order shall constitute an injunction restraining any person from commencing or continuing any action, suit or proceeding, or employing any process, or otherwise acting, to collect, offset or recover any Claim or Equity Interest discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including section 1141 thereof.

           12. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order.

           13. The issuance of the New Common Stock, the New Credit Agreement Notes, and the New Convertible Subordinated Note pursuant to the Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code in the case of the New Common Stock and the New Convertible Subordinated Note, and Section 4(2) of the Securities Act in the case of the New Credit Agreement Notes.

           14. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority or lien incurred or undertaken by Reorganized Headway prior to the effective date of such reversal, stay, modification or vacatur. Notwithstanding any such reversal, stay, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.


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           15. All releases and exculpation provisions embodied in the Plan are fair and equitable and given for valuable consideration and are in the best interest of Headway and all parties in interest, and such provisions shall be effective and binding on all persons and entities, to the extent provided therein.

           16. Nothing in Section 11.6 of the Plan shall be construed as a release of gross negligence, breach of fiduciary duty that results in a personal profit at the expense of the Estate, or willful misconduct of any of the entities, the Subsidiaries, or parties described in Section 11.6 of the Plan.

           17. Notwithstanding the entry of this Confirmation Order or the occurrence of the Consummation Date, the Court will retain such jurisdiction over Headway's chapter 11 case as is legally permissible, including jurisdiction over the matters set forth in Section 13 of the Plan.

           18. Headway shall pay in full in Cash any unpaid fees or charges assessed against the Estate under section 1930(a)(6) of chapter 123 of title 28 of the United States Code on the Consummation Date.

           19. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practical after the Confirmation Date, Reorganized Headway shall give notice of the entry of this Confirmation Order. In addition, as soon as reasonably practical after the Confirmation Date, Headway shall serve a copy of the Confirmation Order in the form entered by this Court to (i) the Office of the United States Trustee for the Southern District of New York, (ii) the attorneys for the agent to Headway's Lenders, (iii) the attorneys for Headway's senior subordinated noteholders, (iv) U.S. Bank Trust National Association as indenture trustee under the Old Senior Subordinated Notes, and (v) all parties that filed an objection to confirmation of the Plan.

           20. The stay of the Confirmation Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for ten (10) days or otherwise, is hereby waived, and the Confirmation Order shall be effective and enforceable immediately upon entry of the Confirmation Order.

           21. To the extent of any inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall govern. 22. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference.

Dated:     September 18, 2003
           New York, New York

                                              /s/ Allan L. Gropper
                                             -----------------------------------
                                             HONORABLE ALLAN L. GROPPER
                                             UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT A

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------X
                                                    :
IN RE                                               :       CHAPTER 11 CASE NO.
                                                    :
HEADWAY CORPORATE RESOURCES, INC.,                  :         03-14270 (ALG)
                                                    :
                     DEBTOR.                        :
                                                    :
----------------------------------------------------X




                         DEBTOR'S PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------











WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtor and
   Debtor In Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000


Dated:      July 1, 2003

                                TABLE OF CONTENTS


                                                                                                                   Page

DEBTOR'S PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE.............................................1

SECTION 1                 DEFINITIONS AND INTERPRETATION............................................................1

           A.  Definitions..........................................................................................1

           B.  Interpretation; Application of Definitions and Rules of Construction.................................9

SECTION 2                 PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS...........9

           2.1.      Administrative Expense Claims..................................................................9

           2.2.      Priority Tax Claims...........................................................................10

SECTION 3                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS............................................10

SECTION 4                 PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS..................................11

           4.1.      Priority Non-Tax Claims (Class 1).............................................................11

           4.2.      Secured Credit Agreement Claims (Class 2).....................................................11

           4.3.      Other Secured Claims (Class 3)................................................................11

           4.4.      Old Senior Subordinated Note Claims (Class 4).................................................11

           4.5.      General Unsecured Claims (Class 5)............................................................12

           4.6.      Old Preferred Stock Interests (Class 6).......................................................12

           4.7.      Old Common Stock Interests (Class 7)..........................................................12

           4.8.      Old Warrants (Class 8)........................................................................12

SECTION 5                 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED;
                          ACCEPTANCE OR  REJECTION OF THIS PLAN OF REORGANIZATION..................................13

           5.1.      Holders of Claims and Equity Interests Entitled to Vote.......................................13

           5.2.      Nonconsensual Confirmation....................................................................13

SECTION 6                 MEANS OF IMPLEMENTATION..................................................................13

           6.1.      New Credit Agreement..........................................................................13

           6.2.      Issuance of New Convertible Subordinated Note.................................................14

           6.3.      Issuance of New Securities....................................................................14

           6.4.      Registration Rights Agreement and Stockholders Agreement......................................14

           6.5.      Cancellation of Existing Securities and Agreements............................................14

           6.6.      Corporate Action..............................................................................14

SECTION 7                 PROVISIONS GOVERNING DISTRIBUTIONS.......................................................15



                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                  Page

           7.1.      Date of Distributions.........................................................................15

           7.2.      Disbursing Agent..............................................................................15

           7.3.      Surrender of Instruments......................................................................16

           7.4.      Compensation of Professionals.................................................................16

           7.5.      Delivery of Distributions.....................................................................16

           7.6.      Manner of Payment Under Plan of Reorganization................................................16

           7.7.      Fractional Shares.............................................................................17

           7.8.      Setoffs and Recoupment........................................................................17

           7.9.      Distributions After Consummation Date.........................................................17

           7.10.     Rights and Powers of Disbursing Agent.........................................................17

           7.11.     Exculpation...................................................................................17

           7.12.     Exemption from Securities Laws................................................................18

SECTION 8                 PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN OF REORGANIZATION.....................18

           8.1.      Disputed Claims/Process.......................................................................18

           8.2.      Objections to Claims..........................................................................18

           8.3.      No Distributions Pending Allowance............................................................19

           8.4.      Distributions After Allowance.................................................................19

SECTION 9                 TREATMENT OF EXECUTORY  CONTRACTS AND UNEXPIRED LEASES...................................19

           9.1.      Assumed Contracts and Leases..................................................................19

           9.2.      Payments Related to Assumption of Contracts and Leases........................................20

           9.3.      Rejected Contracts and Leases.................................................................20

           9.4.      Claims Based on Rejection of Executory Contracts or Unexpired Leases..........................20

           9.5.      Compensation and Benefit Plans................................................................20

SECTION 10                CONDITIONS PRECEDENT TO CONSUMMATION DATE................................................21

           10.1.     Conditions Precedent to Consummation Date of Plan of Reorganization...........................21

           10.2.     Waiver of Conditions Precedent................................................................21

SECTION 11                EFFECT OF CONFIRMATION...................................................................22

           11.1.     Vesting of Assets.............................................................................22

           11.2.     Binding Effect................................................................................22


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                  Page

           11.3.     Discharge of Debtor...........................................................................22

           11.4.     Term of Injunctions or Stays..................................................................22

           11.5.     Indemnification Obligations...................................................................23

           11.6.     Limited Release...............................................................................23

SECTION 12                WAIVER OF CLAIMS.........................................................................24

           12.1.     Avoidance Actions.............................................................................24

SECTION 13                RETENTION OF JURISDICTION................................................................24

SECTION 14                MISCELLANEOUS PROVISIONS.................................................................26

           14.1.     Payment of Statutory Fees.....................................................................26

           14.2.     Benefit Plans.................................................................................26

           14.3.     Administrative Expenses Incurred After the Confirmation Date..................................26

           14.4.     Section 1125(e) of the Bankruptcy Code........................................................26

           14.5.     Compliance with Tax Requirements..............................................................26

           14.6.     Dissolution of the Committee..................................................................27

           14.7.     Exemption from Transfer Taxes.................................................................27

           14.8.     Severability of Plan Provisions...............................................................27

           14.9.     Governing Law.................................................................................27

           14.10.    Notices.......................................................................................28

                         DEBTOR'S PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

           Headway Corporate Resources, Inc. proposes the following chapter 11 Plan of Reorganization, dated as of July 1, 2003, pursuant to section 1121(a) of the Bankruptcy Code:

                                   SECTION 1

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

A.         Definitions.
           -----------

           The following terms used herein shall have the respective meanings defined below:

           1.1. ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Reorganization Case allowed under sections 503(b), 507(a)(1) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's Estate, (b) any actual and necessary costs and expenses of operating the Debtor's business, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Reorganization Case in the ordinary course of business and (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code.

           1.2. AGENT means Bank of America, N.A., as agent and lender under the Old Credit Agreement or any successor agent appointed in accordance with such agreement.

           1.3. ALLOWED means, with reference to any Claim or Equity Interest,
(a) any Claim or Equity Interest as to which no objection to allowance has been interposed on or before the Confirmation Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Equity Interest as to which the liability of the Debtor and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Equity Interest expressly allowed hereunder.

           1.4. BANKRUPTCY CODE means title 11, United States Code, as applicable to the Reorganization Case, as in effect on the Confirmation Date.

           1.5. BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Reorganization Case.

           1.6. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Reorganization Case, and any Local Rules of the Bankruptcy Court.

           1.7. BENEFIT PLANS means all benefit plans, policies and programs sponsored by Headway Corporate Resources, Inc., including, without limitation, all savings plans and retirement pension plans.

           1.8. BUSINESS DAY means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

           1.9. CASH means legal tender of the United States of America.

           1.10. CASH COLLATERAL OBLIGATIONS means all obligations arising under
(i) the Interim Cash Collateral Stipulation and (ii) the Final Cash Collateral Stipulation, in each case as approved by the Bankruptcy Court, that authorized the Debtor to, among other things, use the Lenders' cash collateral.

           1.11. CASH COLLATERAL ORDER means (i) the Interim Cash Collateral Stipulation and (ii) the Final Cash Collateral Stipulation, and any order of the Bankruptcy Court authorizing and approving such stipulations.

           1.12. CLAIM means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown, in each case, whether or not such claim is asserted.

           1.13. CLASS means any group of substantially similar Claims or Equity Interests classified by this Plan of Reorganization pursuant to sections 1122 and 1129(a)(1) of the Bankruptcy Code.

           1.14. COLLATERAL means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise determined to be invalid under the Bankruptcy Code or applicable law.

           1.15. COMMITTEE means the committee of unsecured creditors, if any, appointed pursuant to section 1102(a) of the Bankruptcy Code in the Reorganization Case.

           1.16. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

           1.17. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

           1.18. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan of Reorganization, which shall be in a form reasonably acceptable to the Debtor and the Required Lenders.

           1.19. CONSUMMATION DATE means the first Business Day on which all the conditions precedent to the Consummation Date specified in section 10.1 hereof shall have been satisfied or waived as provided in section 10.2 hereof; provided, however, that if a stay of the Confirmation Order is in effect, the Consummation Date shall be the first Business Day after such stay is no longer in effect.

           1.20. CURE means, subject to the consent of the Required Lenders (not to be unreasonably withheld) the payment of Cash by the Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a default by the Debtor under an executory contract or unexpired lease of the Debtor and (ii) to permit the Debtor to assume such executory contract or unexpired lease under Section 365(a) of the Bankruptcy Code.

           1.21. DEBTOR means Headway Corporate Resources, Inc., a Delaware corporation, the debtor in the Reorganization Case.

           1.22. DEBTOR IN POSSESSION means the Debtor in its capacity as a debtor in possession in the Reorganization Case under sections 1107(a) and 1108 of the Bankruptcy Code.

           1.23. DISBURSING AGENT means any entity in its capacity as a disbursing agent under section 7.2 hereof.

           1.24. DISCLOSURE STATEMENT means that certain disclosure statement relating to the Debtor's Plan of Reorganization, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

           1.25. DISPUTED CLAIM means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest proof of which was properly filed with the Bankruptcy Court and/or (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court or (b) as to which the Debtor or any other party in interest has interposed a timely objection and/or request for estimation in accordance with the Bankruptcy

Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. Prior to (i) the time an objection has been filed and (ii) the expiration of the time within which to object to such Claim or Equity Interest set forth herein or otherwise established by order of the Bankruptcy Court, a Claim or Equity Interest shall be considered a Disputed Claim to the extent that the amount of the Claim or Equity Interest specified in a proof of Claim or Equity Interest exceeds the amount of the Claim or Equity Interest scheduled by the Debtor as not disputed, contingent or unliquidated.

           1.26. EQUITY INTEREST means the interest of any holder of equity securities of the Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest and any redemption, conversion, exchange, voting, participation, dividend rights and liquidation preferences relating to any such equity securities.

           1.27. ESTATE means the estate of the Debtor as created under section 541 of the Bankruptcy Code.

           1.28. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

           1.29. FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

           1.30. GENERAL UNSECURED CLAIM means any Unsecured Claim other than an Old Senior Subordinated Note Claim or the Old Indenture Trustee Claim.

           1.31. LENDERS means the lenders from time to time party to the Old Credit Agreement and any assignee thereof as permitted under the Old Credit Agreement.

           1.32. LENDER LOCK UP AGREEMENT means the agreement, annexed as
Exhibit 5 to the Disclosure Statement, made and entered into as of June 30, 2003 by and among the Debtor, its Subsidiaries and the Lenders.

           1.33. LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code and includes, without limitation, any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

           1.34. NEW COMMON STOCK means the shares of common stock of Reorganized Headway to be issued and outstanding as of the Consummation Date.

           1.35. NEW CONVERTIBLE SUBORDINATED NOTE means those $1 million 5% convertible subordinated notes due 2009, substantially in the form annexed as Exhibit D to the Plan of Reorganization Supplement, issued by Reorganized Headway and its Subsidiaries on the Consummation Date and: (i) convertible at the option of the holders into 5% of the New Common Stock or (ii) convertible at the option of Reorganized Headway into 5% of the New Common Stock upon the occurrence of certain events described therein.

           1.36. NEW CREDIT AGREEMENT means that certain Note Purchase and Revolving Credit Agreement, substantially in the form annexed as Exhibit C to the Plan of Reorganization Supplement, to be entered into among the Debtor and the Lenders providing for (i) a revolving line of credit of up to $7 million consisting of (x) commitments for cash borrowings of up to $5.4 million and (y) commitments for the replacement, extension or continuation of existing letters of credit of up to $1.6 million (ii) term loans in the aggregate principal amount of $8 million and (iii) payment in kind notes in the original aggregate principal amount of $11.6 million.

           1.37. NEW CREDIT AGREEMENT DOCUMENTS means the documents evidencing the New Credit Agreement, and documents, including notes, guarantees and security documents, related thereto, substantially in the form of the exhibits annexed to the New Credit Agreement, to be executed on the Consummation Date by Reorganized Headway, its Subsidiaries, the Lenders and Bank of America N.A., as Agent.

           1.38. NEW CREDIT AGREEMENT NOTES means those notes issued pursuant to the New Credit Agreement.

           1.39. OLD COMMON STOCK INTEREST means any Equity Interest other than an Old Preferred Stock Interest and Old Warrants, including all rights, interests and Claims (including Claims for fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements entered into by the Debtor in connection with the issuance of such interests or (ii) the purchase or sale of such interests.

           1.40. OLD CREDIT AGREEMENT means the Amended and Restated Credit Agreement, among the Debtor, the Agent and the Lenders, dated as of March 31, 2002, as such may have been amended or modified from time to time.

           1.41. OLD INDENTURE means that certain Amended and Restated Indenture, dated as of April 18, 2002, between the Debtor and the Old Indenture Trustee relating to the Old Senior Subordinated Notes, as such may have been amended or modified from time to time.

           1.42. OLD INDENTURE TRUSTEE means State Street Bank and Trust Company, N.A., or a successor indenture trustee appointed in accordance with the Old Indenture.

           1.43. OLD INDENTURE TRUSTEE CLAIM means an Allowed Administrative Expense Claim in the amount of $12,500; provided, that the Old Indenture Trustee shall have no other claims of any nature against the Debtor or its affiliates.

           1.44. OLD PREFERRED STOCK INTEREST means any of the issued and outstanding shares of the Debtor's Series G Convertible Preferred Stock, including all rights, interests and Claims (including Claims for fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements entered into by the Debtor in connection with the issuance of such interests, (ii) the purchase or sale of such interests or (iii) the certificate of designations governing such interests.

           1.45. OLD SENIOR SUBORDINATED NOTE CLAIM means a Claim arising under or in connection with the Old Senior Subordinated Note Documents other than the Old Indenture Trustee Claim.

           1.46. OLD SENIOR SUBORDINATED NOTE DOCUMENTS mean, collectively, the Old Indenture, the Old Senior Subordinated Notes and any other agreement, document or instrument executed by the Debtor and/or its Subsidiaries from time to time in favor of the Old Indenture Trustee or any holder of the Old Senior Subordinated Notes, in each case, as such may have been amended or modified from time to time.

           1.47. OLD SENIOR SUBORDINATED NOTES mean those increasing rate senior subordinated notes due 2006 issued by the Debtor under the Old Indenture.

           1.48. OLD WARRANTS means all incentive stock options, non-qualified stock options and stock appreciation rights granted under any Debtor-sponsored stock option plans and any other options, warrants or rights, contractual or otherwise, if any, to acquire any Equity Interest.

           1.49. OTHER SECURED CLAIMS means any Secured Claim not constituting a Secured Credit Agreement Claim.

           1.50. PETITION DATE means July 1, 2003, the date on which the Debtor commenced its Reorganization Case.

           1.51. PERSON means an individual, partnership, corporation, cooperative, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

           1.52. PLAN OF REORGANIZATION means this Plan of Reorganization dated as of July 1, 2003, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof and which amendments or modifications shall be in a form reasonably acceptable to the Debtor and the Required Lenders.

           1.53. PLAN OF REORGANIZATION SUPPLEMENT means the Restated Certificate of Incorporation, Restated By-Laws, New Credit Agreement, New Convertible Subordinated Note, Stockholders Agreement and Registration Rights Agreement as filed with the Bankruptcy Court on the Petition Date.

           1.54. PRIORITY NON-TAX CLAIM means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

           1.55. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.56. RATABLE PROPORTION means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or number of shares evidencing such Allowed Equity Interests, as applicable, bears to the aggregate amount of Allowed Claims or aggregate number of outstanding shares of Allowed Equity Interests in the same Class, as applicable.

           1.57. REGISTRATION RIGHTS AGREEMENT means the Registration Rights Agreement, substantially in the form annexed as Exhibit F to the Plan of Reorganization Supplement

           1.58. REORGANIZATION CASE means the Debtor's voluntary case filed with the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

           1.59. REORGANIZED HEADWAY means the Debtor, as it will be reorganized as of the Consummation Date in accordance with this Plan of Reorganization.

           1.60. REQUIRED LENDERS means "Required Lenders" as that term is defined in the Old Credit Agreement.

           1.61. RESTATED BYLAWS means the Restated Bylaws to be adopted by Headway upon the Consummation Date, substantially in the form annexed as Exhibit B to the Plan of Reorganization Supplement.

           1.62. RESTATED CERTIFICATE OF INCORPORATION means the Restated Certificate of Incorporation of Headway to be adopted by it and filed with the Secretary of State of Delaware on or about the Consummation Date, substantially in the form annexed as Exhibit A to the Plan of Reorganization Supplement.

           1.63. SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date pursuant to Bankruptcy Rule 1009.

           1.64. SECURED CLAIM means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (i) as set forth in this Plan of Reorganization, (ii) as agreed to by the holder of such Claim and the Debtor or
(iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

           1.65. SECURED CREDIT AGREEMENT CLAIM means the Claims governed by the Old Credit Agreement or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to the Old Credit Agreement for the account of the Debtor.

           1.66. SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           1.67. STOCKHOLDERS AGREEMENT means the Stockholders Agreement, substantially in the form annexed as Exhibit E to the Plan of Reorganization Supplement, to be executed by the parties thereto on or about the Consummation Date.

           1.68. SUB DEBT LOCK UP AGREEMENT means the agreement, annexed as
Exhibit 6 to the Disclosure Statement, made and entered into as of June 30, 2003 by and among the Debtor, GarMark Partners L.P., Moore Macro Fund, L.P., Banc of America Securities LLC.

           1.69. SUBSIDIARIES means ASA Personnel Services, LLC, Certified Technical Staffing, Inc., Cheney Associates LLC, Corporate Staff Administration, Inc., HCSS East, Inc., HCSS Holdings, Inc., HCSS West, Inc., Headway Corporate Staffing Services, Inc., Headway Corporate Staffing Services of California One, LLC, Headway Corporate Staffing Services of California Two LLC, Headway Corporate Staffing Services of California Three, LLC, Headway Corporate Staffing Services of Connecticut, Inc., Headway Corporate Staffing Services of Florida, LLC, Headway Corporate Staffing Services of New York, Inc., Headway Corporate Staffing Services of North Carolina, Inc., Headway Technology Resources, LLC, Headway Technology Resources International, LLC, Headway Technology Resources of Texas, LLC.

           1.70. UNSECURED CLAIM means any Claim against the Debtor that is not an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim or a Secured Claim.

           1.71. U.S. TRUSTEE means the United States Trustee appointed under section 581, title 28, United States Code to serve in the Southern District of New York.

B.         Interpretation; Application of Definitions and Rules of Construction.
           --------------------------------------------------------------------

           Unless otherwise specified, all section, schedule or exhibit references in this Plan of Reorganization are to the respective section in, article of, or schedule or exhibit to, this Plan of Reorganization or the Plan of Reorganization Supplement, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular section, subsection or clause contained in this Plan of Reorganization. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                   SECTION 2

                            PROVISIONS FOR PAYMENT OF
                          ADMINISTRATIVE EXPENSE CLAIMS
                             AND PRIORITY TAX CLAIMS
                             -----------------------


           2.1. Administrative Expense Claims.
                -----------------------------

           (a) On the Consummation Date, except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment of such Administrative Expense Claim, or as provided in Section 7.4 of the Plan of Reorganization, Reorganized Headway shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession, in each case consistent with the Cash Collateral Order, shall be assumed and paid by the Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

           (b) All Cash Collateral Obligations shall be deemed Allowed Administrative Expense Claims and paid in full in cash on the Consummation Date in accordance with this Section 2.1.

           2.2. Priority Tax Claims.
                -------------------

           On the Consummation Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment of such Allowed Priority Tax Claim, Reorganized Headway shall pay to each holder of an Allowed Priority Tax Claim Cash in an amount equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms thereof.

                                   SECTION 3

                            CLASSIFICATION OF CLAIMS
                              AND EQUITY INTERESTS
                              --------------------


           Claims against and Equity Interests in the Debtor are divided into the following Classes:

Class 1  - Priority Non-Tax Claims

Class 2  - Secured Credit Agreement Claims

Class 3  - Other Secured Claims

Class 4  - Old Senior Subordinated Note Claims

Class 5  - General Unsecured Claims

Class 6  - Old Preferred Stock Interests

Class 7  - Old Common Stock Interests

Class 8  - Old Warrants

                                   SECTION 4

                       PROVISIONS FOR TREATMENT OF CLAIMS
                              AND EQUITY INTERESTS
                              --------------------


           4.1. Priority Non-Tax Claims (Class 1).
                ---------------------------------

           On the Consummation Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment of such Allowed Priority Non-Tax Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms thereof.

           4.2. Secured Credit Agreement Claims (Class 2).
                -----------------------------------------

           Each Secured Credit Agreement Claim constitutes an Allowed Secured Credit Agreement Claim. On the Consummation Date, except to the extent that a holder of an Allowed Secured Credit Agreement Claim agrees to a less favorable treatment of such Allowed Secured Credit Agreement Claim, each holder of an Allowed Secured Credit Agreement Claim shall receive its Ratable Proportion of
(i) 100% of the New Common Stock, subject to dilution by the New Convertible Subordinated Note and (ii) the notes to be issued under the New Credit Agreement which shall be in the aggregate principal amount of $26.6 million, including $1.6 million in letters of credit, on the Consummation Date.

           4.3. Other Secured Claims (Class 3).
                ------------------------------

           On the Consummation Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to less favorable treatment of such Allowed Other Secured Claim, each Allowed Other Secured Claim shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default. All Allowed Other Secured Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms thereof.

           4.4. Old Senior Subordinated Note Claims (Class 4).
                ---------------------------------------------

           Each Old Senior Subordinated Note Claim constitutes an Allowed Old Senior Subordinated Note Claim. On the Consummation Date, each holder of an Allowed Old Senior Subordinated Note Claim shall receive, in full satisfaction of such Allowed Old Senior Subordinated Note Claim and in consideration of the discharge and satisfaction of all claims such holders have against the

Subsidiaries, its Ratable Proportion of the New Convertible Subordinated Note. The holders of the Old Senior Subordinated Note Claims shall be reimbursed for their reasonable fees and expenses incurred in connection with the Plan of Reorganization up to $75,000, and such reimbursement shall be separate and distinct from the treatment afforded the Old Indenture Trustee Claim as set forth herein.

           As part of the treatment of the Old Senior Subordinated Note Claims, the Old Indenture Trustee Claim will be paid in Cash on the Consummation Date. Subject to the effectuation of distributions under the Plan of Reorganization, the Old Indenture Trustee and its successors and assigns shall be relieved of all obligations associated with the Old Senior Subordinated Note Documents, effective as of the Consummation Date. Upon the Consummation Date and payment of the Old Indenture Trustee Claim, the Old Indenture will be deemed cancelled as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtor thereunder shall be discharged.

           4.5. General Unsecured Claims (Class 5).
                ----------------------------------

           On the Consummation Date, the Debtor shall be discharged from any obligations to holders of General Unsecured Claims and each holder of an Allowed General Unsecured Claim shall not receive or retain any property or interest in property on account of its Allowed General Unsecured Claim.

           4.6. Old Preferred Stock Interests (Class 6).
                ---------------------------------------

           Each Old Preferred Stock Interest constitutes an Allowed Old Preferred Stock Interest. On the Consummation Date, the Allowed Old Preferred Stock Interests shall be cancelled, and the holders of the Allowed Old Preferred Stock Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Allowed Old Preferred Stock Interests.

           4.7. Old Common Stock Interests (Class 7).
                ------------------------------------

           Each Old Common Stock Interest constitutes an Allowed Old Common Stock Interest. On the Consummation Date, the Allowed Old Common Stock Interests shall be cancelled, and holders of the Allowed Old Common Stock Interests shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Allowed Old Common Stock Interests.

           4.8. Old Warrants (Class 8).
                ----------------------

           Each Old Warrant constitutes an Allowed Old Warrant. On the Consummation Date, the Allowed Old Warrants shall be cancelled, and holders of the Allowed Old Warrants shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Allowed Old Warrants.

                                   SECTION 5

                       IDENTIFICATION OF CLASSES OF CLAIMS
                      AND INTERESTS IMPAIRED; ACCEPTANCE OR
                    REJECTION OF THIS PLAN OF REORGANIZATION
                    ----------------------------------------


           5.1. Holders of Claims and Equity Interests Entitled to Vote.
                -------------------------------------------------------

           Each of Class 1 (Priority Non-Tax Claims) and Class 3 (Other Secured Claims) is unimpaired by the Plan of Reorganization and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan of Reorganization and are not entitled to vote to accept or reject this Plan of Reorganization.

           Each of Class 2 (Secured Credit Agreement Claims) and Class 4 (Senior Subordinated Note Claims) is impaired and the holders of Allowed Secured Credit Agreement Claims and Allowed Senior Subordinated Note Claims are entitled to vote to accept or reject this Plan of Reorganization.

           Each of Class 5 (General Unsecured Claims), Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock Interests) and Class 8 (Old Warrants) is impaired by the Plan of Reorganization and the holders of Allowed Class 5 (General Unsecured Claims), Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock Interests) and Class 8 (Old Warrants), are conclusively presumed to have rejected this Plan of Reorganization and are not entitled to vote to accept or reject this Plan of Reorganization.

           5.2. Nonconsensual Confirmation.
                --------------------------

           If any impaired Class of Claims entitled to vote shall not accept the Plan of Reorganization by the requisite majority provided in section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to amend the Plan of Reorganization or undertake to have the Bankruptcy Court confirm the Plan of Reorganization under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan of Reorganization, the Debtor shall request that the Bankruptcy Court confirm the Plan of Reorganization pursuant to section 1129(b) of the Bankruptcy Code.

                                   SECTION 6

                             MEANS OF IMPLEMENTATION
                             -----------------------

           6.1. New Credit Agreement.
                --------------------

           On the Consummation Date, without any requirement of further action by the holders of Claims or Equity Interests in the Debtor, the Reorganized Debtor shall be authorized and directed, and shall cause its Subsidiaries, to execute, deliver and enter into the New Credit Agreement Documents which shall be in form and substance reasonably satisfactory to the Required Lenders and subject to the satisfaction or waiver of the conditions to effectiveness set forth therein. Solely in connection with their issuances of the guarantees of the New Credit Agreement and the New Convertible Subordinated Note, referred to in Section 6.2 below, each of the Subsidiaries shall be deemed to be "participating" in the Plan of Reorganization with the Debtor.

           6.2. Issuance of New Convertible Subordinated Note.
                ---------------------------------------------

           On the Consummation Date, without any requirement of further action by the holders of Claims or Equity Interests in the Debtor, the Reorganized Debtor shall be authorized and directed, and shall cause it Subsidiaries, to execute, deliver and enter into the New Convertible Subordinated Note.

           6.3. Issuance of New Securities.
                --------------------------

           The issuance of the New Common Stock by Reorganized Headway is hereby authorized without the need for any further corporate action or without any further action by a holder of Claims or Equity Interests in the Debtor. On the Consummation Date, 100% of the New Common Stock shall be issued to the holders of the Allowed Secured Credit Agreement Claims (or their designees).

           6.4. Registration Rights Agreement and Stockholders Agreement.
                --------------------------------------------------------

           On the Consummation Date, the Registration Rights Agreement shall have been executed and delivered by Reorganized Headway and the Stockholder Agreement shall have been executed and delivered by Reorganized Headway, the Lenders and the holders of the New Convertible Subordinated Note.

           6.5. Cancellation of Existing Securities and Agreements.
                --------------------------------------------------

           On the Consummation Date, the Old Credit Agreement, the Old Senior Subordinated Note Documents, the Old Preferred Stock Interests, the Old Common Stock Interests, the Old Warrants or any other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer or sell Old Preferred Stock Interests, Old Common Stock Interests, Old Warrants or any other Equity Interests of the Debtor shall be cancelled. The Old Senior Subordinated Note Documents shall continue in effect solely for the purposes of (i) allowing holders of the Old Senior Subordinated Note Claims to receive their distributions hereunder, and (ii) allowing the Old Indenture Trustee to receive payment of the Old Indenture Trustee Claim.

           6.6. Corporate Action.
                ----------------

           (a) Restated Certificate of Incorporation and Restated Bylaws. The Restated Certificate of Incorporation and Restated Bylaws shall be adopted effective as of the Consummation Date. On or about the Consummation Date, Reorganized Headway shall adopt the Restated Certificate of Incorporation and file it with the Secretary of State of Delaware.

           (b) Board of Directors of Reorganized Headway. On the Consummation Date, the operation of Reorganized Headway shall become the general responsibility of its Board of Directors, subject to, and in accordance with, its certificate of incorporation and bylaws. The initial Board of Directors of Reorganized Headway shall consist of five members (i) three of whom shall be selected by the Required Lenders, (ii) one of whom shall be Barry S. Roseman, Reorganized Headway's Chief Executive Officer and (iii) the fifth director shall be an independent director acceptable to the Required Lenders. The initial members of the Board of Directors of Reorganized Headway are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court.

           (c) Officers of Reorganized Headway. The initial officers of Reorganized Headway are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Headway after the Consummation Date shall be as provided in its certificate of incorporation and bylaws.

                                   SECTION 7

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------


           7.1. Date of Distributions.
                ---------------------

           Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Consummation Date or as soon as practicable thereafter and deemed made on the Consummation Date. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

           7.2. Disbursing Agent.
                ----------------

           All distributions under this Plan of Reorganization shall be made by Reorganized Headway as Disbursing Agent or such other entity designated by Reorganized Headway as a Disbursing Agent on the Consummation Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Headway.

           7.3. Surrender of Instruments.
                ------------------------

           As a condition to receiving any distribution under this Plan of Reorganization, each holder of an Old Senior Subordinated Note must surrender such Old Senior Subordinated Note to Reorganized Headway or its designee. Any holder of an Old Senior Subordinated Note that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Headway and furnish a bond in form, substance, and amount reasonably satisfactory to Reorganized Headway before the first anniversary of the Consummation Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under this Plan of Reorganization.

           7.4. Compensation of Professionals.
                -----------------------------

           Each Person retained or requesting compensation in the Reorganization Case pursuant to sections 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Reorganization Case on or before a date to be determined by the Bankruptcy Court in the Confirmation Order or any other order of the Bankruptcy Court. Objections to any application made under this section 7.4 shall be filed on or before a date to be fixed and determined by the Bankruptcy Court in the Confirmation Order or such other order.

           7.5. Delivery of Distributions.
                -------------------------

           Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or Reorganized Headway, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Headway, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

           7.6. Manner of Payment Under Plan of Reorganization.
                ----------------------------------------------

           At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

           7.7. Fractional Shares.
                -----------------

           No fractional shares of New Common Stock or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Common Stock shall be rounded up to the next whole number.

           7.8. Setoffs and Recoupment.
                ----------------------

           The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim and the payments to be made pursuant to the Plan of Reorganization in respect of such Claim (other than the Secured Credit Agreement Claims), any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

           7.9. Distributions After Consummation Date.
                -------------------------------------

           Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

           7.10. Rights and Powers of Disbursing Agent.
                 -------------------------------------

           (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan of Reorganization, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

           (b) Expenses Incurred on or After the Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Headway.

           7.11. Exculpation.
                 -----------

           The Debtor, Reorganized Headway, the Lenders, the Agent, the holders of Old Senior Subordinated Note Claims, the holders of Old Preferred Stock Interests, the Old Warrants, the Old Indenture Trustee and the Disbursing Agent, and their respective members, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons) shall have no liability to any holder of any Claim or Equity Interest or any other Person for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan of Reorganization, the solicitation of votes for and the pursuit of confirmation of this Plan of Reorganization, the consummation of this Plan of Reorganization, or the administration of this Plan of Reorganization or the property to be distributed under this Plan of Reorganization, except for willful misconduct or gross negligence as determined by a final court order and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan of Reorganization. Nothing in this section shall limit the liability of Headway's professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

           7.12. Exemption from Securities Laws. The issuance of the New Common Stock, the New Credit Agreement Notes, and the New Convertible Subordinated Note pursuant to the Plan of Reorganization shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code in the case of the New Common Stock and the New Convertible Subordinated Note, and Section 4(2) of the Securities Act in the case of the New Credit Agreement Notes.



                                   SECTION 8

                        PROCEDURES FOR TREATING DISPUTED
                       CLAIMS UNDER PLAN OF REORGANIZATION
                       -----------------------------------

           8.1. Disputed Claims/Process.
                -----------------------

           Holders of Claims, Equity Interests and Administrative Expense Claims need not file proofs of claim with the Bankruptcy Court and shall be subject to Bankruptcy Court process only to the extent provided in the Plan of Reorganization. The Debtor may elect, at its sole option, to object under section 502 of the Bankruptcy Code to any proof of claim filed by or on behalf of a holder of a Claim, or to any Claim that is scheduled by the Debtor as contingent, unliquidated or disputed.

           8.2. Objections to Claims.
                --------------------

           Except insofar as a Claim is Allowed hereunder, Reorganized Headway shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the latest of (a) one hundred and twenty (120) days after the Consummation Date, (b) forty-five (45) days after a Claim is filed with the Bankruptcy Court or (c) such date as may be fixed by the Bankruptcy Court.

           8.3. No Distributions Pending Allowance.
                ----------------------------------

           Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

           8.4. Distributions After Allowance.
                -----------------------------

           To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan of Reorganization. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Equity Interest the distribution (if any) to which such holder is entitled under this Plan of Reorganization.

                                   SECTION 9

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES
                         ------------------------------

           9.1. Assumed Contracts and Leases.
                ----------------------------

           Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan of Reorganization, as of the Consummation Date the Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan of Reorganization. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Consummation Date.

           Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

           9.2. Payments Related to Assumption of Contracts and Leases.
                ------------------------------------------------------

           Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b) (1) of the Bankruptcy Code, by the Debtor, subject to the approval of the Required Lenders (not to be unreasonably withheld). If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

           9.3. Rejected Contracts and Leases.
                -----------------------------

           Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan of Reorganization, none of the executory contracts and unexpired leases to which the Debtor is a party shall be rejected hereunder; provided, however, that the Debtor reserves the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which the Debtor is a party.

           9.4. Claims Based on Rejection of Executory Contracts or Unexpired
                -------------------------------------------------------------
Leases.
------

           All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the Debtor and its counsel within 30 days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims not filed within such time shall be forever barred from assertion against the Debtor, its Estate, and its property.

           9.5. Compensation and Benefit Plans.
                ------------------------------

           Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of the Debtor, including Benefit Plans and programs subject to sections 1114 and 1129(a) (13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtor's obligations under such plans and programs shall survive confirmation of this Plan of Reorganization, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to this Plan of Reorganization (to the extent such rejection does not violate sections 1114 and 1129(a) (13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract.

                                   SECTION 10

                             CONDITIONS PRECEDENT TO
                                CONSUMMATION DATE
                                -----------------

           10.1. Conditions Precedent to Consummation Date of Plan of
                 ----------------------------------------------------
Reorganization.
--------------

           The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

           (a) Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the same shall have become a Final Order.

           (b) New Credit Agreement Documents. The New Credit Agreement Documents shall have been executed and delivered and all conditions precedent to the effectiveness of such documents shall have been satisfied or waived in accordance with the terms thereof.

           (c) New Convertible Subordinated Note. The New Convertible Subordinated Note, and any related documents, shall have been executed and delivered.

           (d) Registration Rights Agreement and Stockholders Agreement. The Registration Rights Agreement shall have been executed and delivered by Reorganized Headway and the Stockholder Agreement shall have been executed and delivered by Reorganized Headway, the Lenders and the holders of the New Convertible Subordinated Note.

           (e) Execution and Delivery of Other Documents. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions hereof shall have been effected.

           10.2. Waiver of Conditions Precedent.
                 ------------------------------

           Each of the conditions precedent in Section 10.1 hereof may be waived, in whole or in part, by the Debtor. None of the conditions precedent in
Section 10.1 hereof may be waived without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld. Any such waivers of a condition precedent in Section 10.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

                                   SECTION 11

                             EFFECT OF CONFIRMATION
                             ----------------------

           11.1. Vesting of Assets.
                 -----------------

           On the Consummation Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the Debtor's Estate shall vest in Reorganized Headway. From and after the Consummation Date, Reorganized Headway may operate its business and the business of its Subsidiaries may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of this Plan of Reorganization.

           11.2. Binding Effect.
                 --------------

           Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Consummation Date, on and after the Confirmation Date, the provisions of this Plan of Reorganization shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan of Reorganization and whether or not such holder has accepted the Plan of Reorganization.

           11.3. Discharge of Debtor.
                 -------------------

           Except to the extent otherwise provided herein, the treatment of all Claims against or Equity Interests in the Debtor hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its Estate or properties or interests in property. Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtor or Reorganized Headway or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

           11.4. Term of Injunctions or Stays.
                 ----------------------------

           Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.

           11.5. Indemnification Obligations.
                 ---------------------------

           Subject to the occurrence of the Consummation Date, the obligations of the Debtor as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors or officers who were directors or officers of the Debtor on or after the Petition Date, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, bylaws or applicable state law, shall survive confirmation of this Plan of Reorganization, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.

           11.6. Limited Release.
                 ---------------

           On the Consummation Date, the Debtor, on behalf of itself and its Subsidiaries, hereby releases the officers and directors of the Debtor and the officers and directors of its Subsidiaries holding office at any time prior to the Consummation Date, the Lenders, the Agent, the Old Indenture Trustee, each of the holders of Old Senior Subordinated Notes, Old Preferred Stock Interests and Old Warrants and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives (all of the aforementioned released parties, the "Released Parties") from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Consummation Date or thereafter arising, in law, at equity, or otherwise (except for willful misconduct, gross negligence, or breach of fiduciary duty that results in a personal profit at the expense of the Estate, as determined by a final court order), that the Debtor, or any of its Subsidiaries, would have been legally entitled to assert in its own right (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Person or entity would have been able to assert on behalf of the Debtor or any of its Subsidiaries, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtor or its Subsidiaries, taking place on or before the Consummation Date. On the Consummation Date, the Lenders, the Agent, each of the holders of Old Senior Subordinated Notes, Old Preferred Stock Interests and Old Warrants (each of whom has previously signed either the Lender Lock Up Agreement or the Sub Debt Lock Up Agreement), the Old Indenture Trustee and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives (the "Releasing Parties") hereby release the Debtor and the officers and directors of the Debtor and the officers and directors of its Subsidiaries holding office at any time prior to the Consummation Date and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Consummation Date or thereafter arising, in law, at equity, or otherwise (except for willful misconduct, gross negligence, or breach of fiduciary duty that results in a personal profit at the expense of the Estate, as determined by a final court order), that the Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtor or its Subsidiaries, taking place on or before the Consummation Date. Nothing herein shall be deemed to release any rights, claims or interests that any Person may be receiving or retaining pursuant to the Plan of Reorganization on or after the Consummation Date.

           Nothing in the Confirmation Order or the Plan of Reorganization shall effect a release of any claim by the United States Government or any of its agencies or any state and local authority whatsoever, including without limitation any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against the Released Parties, nor shall anything in the Confirmation Order or the Plan of Reorganization enjoin the United States or any state or local authority from bringing any claim, suit, action or other proceedings against the Released Parties for any liability whatever, including without limitation any claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state or local authority.

                                   SECTION 12

                                WAIVER OF CLAIMS
                                ----------------

           12.1. Avoidance Actions.
                 -----------------

           Effective as of the Consummation Date, the Debtor waives the right to prosecute any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that belong to the Debtor or Debtor in Possession.

                                   SECTION 13

                            RETENTION OF JURISDICTION
                            -------------------------

           The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Case and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

           (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

           (b) To determine any and all adversary proceedings, applications and contested matters.

           (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

           (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part.

           (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

           (f) To issue such orders in aid of execution of this Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code.

           (g) To consider any amendments to or modifications of this Plan of Reorganization, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

           (h) To hear and determine all applications of retained professionals under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

           (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

           (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

           (k) To hear any other matter not inconsistent with the Bankruptcy
Code.

           (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section 11.3 hereof.

           (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization.

           (n) To enter a final decree closing the Reorganization Case.

                                   SECTION 14

                            MISCELLANEOUS PROVISIONS
                            ------------------------

           14.1. Payment of Statutory Fees.
                 -------------------------

           All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date.

           14.2. Benefit Plans.
                 -------------

           Subject to the occurrence of the Consummation Date, all Benefit Plans will survive confirmation of this Plan of Reorganization.

           14.3. Administrative Expenses Incurred After the Confirmation Date.
                 ------------------------------------------------------------

           Subject to the terms and conditions of any interim or Final Order of the Bankruptcy Court authorizing the use of cash collateral, administrative expenses incurred by the Debtor or Reorganized Headway after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Headway, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

           14.4. Section 1125(e) of the Bankruptcy Code.
                 --------------------------------------

           As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of this Plan of Reorganization in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, the Lenders, the Agent, each of the holders of Old Senior Subordinated Note Claims and Old Preferred Stock Interests (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under this Plan of Reorganization, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan of Reorganization or the offer and issuance of securities under this Plan of Reorganization.

           14.5. Compliance with Tax Requirements.
                 --------------------------------

           In connection with the consummation of this Plan of Reorganization, the Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

           14.6. Dissolution of the Committee.
                 ----------------------------

           On the Consummation Date, the Committee (to the extent that there is one) shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Reorganization Case, and the retention or employment of the Committee's attorney, accountants, and other agents, shall terminate.

           14.7. Exemption from Transfer Taxes.
                 -----------------------------

           Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan of Reorganization, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, including the New Credit Agreement Documents, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan of Reorganization shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

           14.8. Severability of Plan Provisions.
                 -------------------------------

           In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. To the extent that action hereunder affects the treatment of the Secured Credit Agreement Claims, such action shall require the consent of the Required Lenders, which consent shall not be unreasonably withheld.

           14.9. Governing Law.
                 -------------

           Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan of Reorganization Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such Exhibit), the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

           14.10. Notices.
                  -------

           All notices, requests, and demands to or upon the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                               Headway Corporate Resources, Inc.
                               317 Madison Avenue
                               New York, NY  10019
                               Attn:  Philicia G. Levinson
                               Title:  Senior Vice-President
                               Telephone:  (212) 672-6661
                               Telecopier:  (212) 672-6699

                                        - and -

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Attn:      Jeffrey L. Tanenbaum, Esq.
                               Telephone:  (212) 310-8000
                               Telecopier: (212) 310-8007

Dated:     July 1, 2003

                                          Respectfully submitted,

                                          Headway Corporate Resources, Inc.


                                          By:  /s/ Philicia G. Levinson
                                               ---------------------------------
                                          Name:      Philicia G. Levinson
                                          Title:     Senior Vice-President

COUNSEL:

/s/ Jeffrey L. Tanenbaum
------------------------------------------
Jeffrey L. Tanenbaum, Esq. (JT 9797)
Marshall C. Turner, Esq. (MT 3551)
Jennifer Feldsher, Esq. (JF 9773)
Weil, Gotshal & Manges LLP
Attorneys for the Debtor
767 Fifth Avenue
New York, New York  10153
(212) 310-8000



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